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Exhibit 10.3

COMPENSATION POLICY

INNIO N.V.

INTRODUCTION

Article 1

This document sets out the Company's policy concerning the compensation of the Directors.

DEFINITIONS AND INTERPRETATION

Article 2
2.1
In this policy the following definitions shall apply:

Article	An article of this policy.
Board	The Company's board of directors.
Change of Control Benefit

Any compensation or other benefit comprised in a Compensation Package that becomes payable, vests, is settled, becomes exercisable or is triggered in any other manner as a result of a change of control over the Company (as such term may be defined in the applicable agreement, plan or arrangement providing for such compensation or benefit).

Company	INNIO N.V.
Compensation Committee	The compensation committee established by the Board.
Compensation Package	The total compensation package of a Director for services rendered in that capacity.
Director	A member of the Board.
Executive Director	An executive Director.
Fringe Benefit

Fringe benefits (other than Pension) comprised in a Compensation Package, including use of a cell phone, laptop and/or lease car, vacation pay, sick pay, accident and/or health insurance, pension and life insurance, director and officer (D&O) insurance, social security contributions, housing allowance, reimbursement of travel costs and education assistance.

General Meeting	The Company's general meeting.
LTI	Long-term variable compensation comprised in a Compensation Package, including in the form of equity incentive awards.
Non-Executive Director	A non-executive Director.

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Non-Compete Payment

Any compensation or other payment comprised in a Compensation Package that becomes payable, is settled or is triggered in any other manner in connection with a Director being subject to a non-competition restriction vis-à-vis the Company or any of its Subsidiaries.

Pension	Post-retirement income and/or other pension-related contributions or benefits comprised in a Compensation Package.
STI	Short-term variable compensation comprised in a Compensation Package, including in the form of cash bonuses and profit sharing arrangements.
Subsidiary	A subsidiary of the Company within the meaning of Section 2:24a of the Dutch Civil Code.
2.2
Terms that are defined in the singular have a corresponding meaning in the plural.
2.3
Words denoting a gender include each other gender.

OBJECTIVES

Article 3
3.1
The amount, level and structure of Compensation Packages should contribute to the Company's strategy, long-term interests and sustainability by:
a.
attracting, retaining and motivating highly skilled individuals with the qualities, capabilities, profile and experience needed to support and promote the growth and sustainable success of the Company and its business;
b.
driving strong business performance, promoting accountability and incentivising the achievement of short and long-term performance targets with the objective of furthering sustainable long-term value creation in a manner consistent with the Company's identity, mission and values;
c.
assuring that the interests of the Directors are closely aligned to those of the Company, its business and its stakeholders; and
d.
ensuring overall market competitiveness of the Compensation Packages, while providing the Board sufficient flexibility to tailor the Company's compensation practices on a case-by-case basis, depending on the market conditions from time to time.
3.2
The Compensation Packages of the Non-Executive Directors should reflect the time spent and the responsibilities of their role on the Board.
3.3
In determining the amount, level and structure of Compensation Packages, the Board shall consider, among other matters:
a.
scenario analyses carried out in advance;
b.
the financial and non-financial performance indicators relevant to the Company's long-term strategy with due observance of the risks for the Company's business which may result from variable compensation; and

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c.
relevant market information such as industry standards and peer group data, pre-existing arrangements with the Directors, the respective positions which the Directors serve within the Company's organization and any compensation payable by the Company or any of its Subsidiaries to the Directors in any other capacity.

DETERMINATION OF COMPENSATION

Article 4
4.1
The amount, level and structure of Compensation Packages shall be determined by the Board at the recommendation of the Compensation Committee in accordance with this policy. No Executive Director shall participate in the decision-making concerning the determination of the Compensation Package for any Executive Director.
4.2
The Compensation Committee shall prepare its recommendations relating to the Compensation Packages in accordance with this policy and any such recommendation shall cover the compensation structure, the amount of the fixed and variable compensation components, the performance criteria used, the scenario analyses that have been carried out and the relevant internal pay ratio(s).
4.3
Before making a recommendation relating to the Compensation Package of any Executive Director, the Compensation Committee shall take note of the views of such Executive Director with regard to the amount, level and structure of that Compensation Package.

COMPOSITION OF COMPENSATION PACKAGES

Article 5
5.1
Compensation Packages may consist of a mix of fixed and variable compensation components as determined by the Board, including:

	Executive Directors	Non-Executive Directors
Base salary	✓	✗
Retainer fee	✗	✓
Committee membership fee	✗	✓
Chairperson fee	✗	✓
Meeting attendance fees	✗	✓
STI	✓	✓
LTI	✓	✓
Fringe Benefits	✓	✗
Change of Control Benefits	✓	✓
Non-Compete Payments	✓	✓
Severance pay	✓	✗
Pension	✓	✗
5.2
Base salary, retainer fees, committee membership fees, chairperson fees and attendance fees shall be fixed annual amounts that may be subject to indexation by the Board and may be increased or decreased by the Board from time to time, subject to the terms of any existing contractual arrangements with the Directors concerned.

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5.3
The Company shall not grant any loans, guarantees or similar benefits as part of a Compensation Package, provided that cash advances and use of a Company sponsored credit card in the ordinary course of business shall not be prohibited.

STI AND LTI

Article 6
6.1
The mix of STI and LTI comprised in a Compensation Package should support both sustainable long-term value creation and the achievement of short-term Company objectives, including by:
a.
contributing to corporate social responsibility;
b.
rewarding the achievement of strategic milestones for the Company and its business;
c.
providing award opportunities in consideration for substantial contributions to the success of the Company and its business; and/or
d.
promoting and incentivizing continued service of the Directors within the Company's organization.
6.2
With respect to all STI and LTI awards, subject to the terms of any existing contractual arrangements with the Directors concerned, the Board shall:
a.
set and, if appropriate, amend the applicable financial and/or non-financial metrics, targets, objectives and/or conditions, including corporate social responsibility metrics, and their respective weighting;
b.
set and, if appropriate, amend the maximum amount for any cash incentive and the maximum number of securities underlying any equity incentive which may be awarded as part of an STI or LTI; and
c.
determine the extent to which the applicable targets, objectives and/or conditions are achieved and the extent to which and incentive awards vest, using clear, pre-defined and objective and verifiable methods.
6.3
The Board may adjust the amount or value of an STI or LTI awarded to a Director to a suitable level, if payment or satisfaction of that award would be unacceptable under the standards of reasonableness and fairness.
6.4
The Company may reclaim payments made (in cash, in kind or in the form of securities) under an STI or LTI award, in whole or in part, to the extent that such payment was made on the basis of incorrect information regarding the achievement of the targets, objectives and/or conditions underlying the award or regarding the circumstances on which the award was dependent. The Non-Executive Directors, or a special representative designated by the General Meeting, may demand such repayment on the Company's behalf. Without limiting the foregoing, all STI and LTI awards shall be subject to any clawback or recoupment policy adopted by the Company from time to time, including, without any limitation, any clawback or recoupment policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder (including Rule 10D-1 under the Securities Exchange Act of 1934, as amended) and the listing standards of any securities exchange on which the Company's securities are listed.

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SEVERANCE PAY

Article 7
7.1
The Executive Directors may be eligible for such severance payment upon termination of office as determined by the Board from time to time. Unless the Board decides otherwise, such severance pay shall not exceed the Executive Director's relevant annual gross base salary and shall not be paid if his service agreement is terminated early at the initiative of the Executive Director concerned, or in the event of seriously culpable or negligent behavior on the part of the Executive Director concerned.
7.2
In addition to severance pay, Executive Directors may be eligible to receive compensation for post-contractual non-compete obligations as determined by the Board from time to time.

AMENDMENTS

Article 8

Pursuant to a resolution to that effect, the General Meeting may amend or supplement this policy, subject to ongoing compliance with applicable law and stock exchange requirements.

GOVERNING LAW AND JURISDICTION

Article 9

This policy shall be governed by and shall be construed in accordance with the laws of the Netherlands. Any dispute arising in connection with this policy shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.